Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement on Form S-8 (File No. 333-127353) pertaining to the Stericycle, Inc. 2005 Incentive Stock Plan, as amended;

2)	Registration Statement on Form S-8 (File No. 333-152877) pertaining to the Stericycle, Inc. 2008 Incentive Stock Plan, as amended;

3)	Registration Statement on Form S-8 (File No. 333-176165) pertaining to the Stericycle, Inc. 2011 Incentive Stock Plan, as amended;

4)	Registration Statement on Form S-8 (File No. 333-201236) pertaining to the Stericycle, Inc. 2014 Incentive Stock Plan, as amended; and

5)	Registration Statement on Form S-8 (File No. 333-222735) pertaining to the Stericycle, Inc. 2017 Long-Term Incentive Plan, as amended,

of our reports dated February 25, 2021, with respect to the consolidated financial statements and schedule of Stericycle, Inc. and the effectiveness of internal control over financial reporting of Stericycle, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois

May 26, 2021